UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2017
Date of Report (Date of earliest event reported)

Ecology and Environment, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 245 under the Securities Act (17 CFT 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFT 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

At a meeting of the Board of Directors of Ecology and Environment, Inc. (the “Company”) on June 1, 2017, the Board of Directors approved a revised Code of Conduct for the Company, which is attached to this current report on Form 8-K as Exhibit 14.1 and is incorporated by reference herein.

Item 8.01	Other Events

The Company previously announced in a periodic report on Form 8-K dated April 24, 2017 that, at its Annual Meeting of Shareholders held on April 20, 2017, the Company’s shareholders elected Messrs. Justin C. Jacobs and Michael El-Hillow as new Class A Directors and Mr. Marshall A. Heinberg as a new Class B Director.  These new Directors joined Messrs. Frank B. Silvestro, Gerald A. Strobel, Ronald L. Frank and Michael C. Gross as Directors of the Company.

At a meeting of the Board of Directors on June 1, 2017, Mr. Heinberg was elected Chairman of the Board of Directors, effective immediately.  The Board of Directors also designated Mr. El-Hillow as a “financial expert,” as defined by NASDAQ listing rules, and announced committee membership and leadership, as follows:

Audit Committee:
Mr. El-Hillow (Chairman)
Mr. Gross
Mr. Jacobs

Governance, Nominating and Compensation Committee:
Mr. Heinberg (Chairman)
Mr. Jacobs
Mr. Gross

The Compensation, Nominating and Compensation Committee charter is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

On June 7, 2017, the Company issued a press release to announce the election of Marshall A. Heinberg as Chairman of the Company’s Board of Directors.  The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
14.1	Revised Code of Conduct dated June 1, 2017.
99.1	Governance, Nominating and Compensation Committee Charter dated April 17, 2017.
99.2	Press release of Ecology and Environment, Inc., issued on June 7, 2017, announcing election of Marshall A. Heinberg as Chairman of the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOLOGY AND ENVIRONMENT, INC.

	By	/s/ H. John Mye
H. John Mye III
Chief Financial Officer

Dated: June 7, 2017